Exhibit 99.1
N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
Richard L. Dunn, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	February 26, 2008
DYCOM ANNOUNCES FISCAL 2008 SECOND QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE THIRD QUARTER OF FISCAL 2008
Palm Beach Gardens, Florida, February 26, 2008—Dycom Industries, Inc. (NYSE: “DY”) announced today its results for the second quarter ended January 26, 2008. The Company reported a loss from continuing operations for the quarter ended January 26, 2008 of ($3.1) million, or ($0.08) per common share diluted, versus income from continuing operations for the quarter ended January 27, 2007 of $5.6 million, or $0.14 per common share diluted. Net loss, including the results of discontinued operations, for the quarter ended January 26, 2008 was ($3.2) million, or ($0.08) per common share diluted, compared to net income of $5.6 million, or $0.14 per common share diluted, for the quarter ended January 27, 2007. On a non-GAAP basis, excluding the impact of the pending settlement of the previously announced wage and hour class action with respect to three of the Company’s subsidiaries, earnings from continuing operations for the quarter ended January 26, 2008 were $1.5 million, or $0.04 per common share diluted. Total contract revenues from continuing operations for the quarter ended January 26, 2008 were $284.8 million compared to $258.3 million for the quarter ended January 27, 2007, an increase of 10.2%. Stock based compensation expense for the quarter ended January 26, 2008 and quarter ended January 27, 2007 was $1.0 million and $1.6 million, respectively, on a pre-tax basis.
For the six months ended January 26, 2008 income from continuing operations was $12.1 million, or $0.30 per common share diluted, versus income from continuing operations for the six months ended January 27, 2007 of $15.2 million, or $0.37 per common share diluted. Net income, including the results of discontinued operations, for the six months ended January 26, 2008 was $11.7 million or $0.28 per common share diluted, compared to net income of $15.1 million, or $0.37 per common share diluted for the six months ended January 27, 2007. On a non-GAAP basis, excluding the impact of the pending settlement of the previously announced wage and hour class action with respect to three of the Company’s subsidiaries, income from continuing operations for the six months ended January 26, 2008 was $16.7 million, or $0.41 per common share on a fully diluted basis. Total contract revenues from continuing operations for the six months ended January 26, 2008 were $614.4 million compared to $528.8 million for the six months ended January 27, 2007, an increase of 16.2%. Stock based compensation expense for the six months ended January 26, 2008 and the six months ended January 27, 2007 was $3.2 million and $3.3 million, respectively, on a pre-tax basis.

Dycom also announced its outlook for the third quarter of fiscal 2008. The Company currently expects revenue from continuing operations for the third quarter of fiscal 2008 to range from $270 million to $295 million and diluted earnings per share from continuing operations to range from $0.08 to $0.13, including stock based compensation expense of approximately $1.2 million on a pre-tax basis. Management believes that discontinued operations will not have a material impact on the quarter.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, February 27, 2008; Call 800-230-1059 (United States) or 612-332-0923 (International) and request “Dycom Results” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Friday, March 29, 2008.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2008 second quarter and six-month results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues, stock-based compensation expense and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether our recent acquisition can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
January 26, 2008 and July 28, 2007
Unaudited

	January 26,	July 28,
	2008	2007
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$27,259	$18,862
Accounts receivable, net	128,770	146,864
Costs and estimated earnings in excess of billings	79,092	95,392
Deferred tax assets, net	19,448	15,478
Income taxes receivable	9,170	—
Inventories	9,538	8,268
Other current assets	12,416	7,266
Current assets of discontinued operations	255	307

Total current assets	285,948	292,437
Property and equipment, net	174,251	164,544
Intangible assets, net	317,012	320,952
Other	11,207	11,831

Total	$788,418	$789,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25,674	$30,375
Current portion of debt	2,883	3,301
Billings in excess of costs and estimated earnings	1,067	712
Accrued self-insured claims	29,774	26,902
Income taxes payable	—	1,947
Other accrued liabilities	60,042	63,076
Current liabilities of discontinued operations	1,126	939

Total current liabilities	120,566	127,252

Long-term debt	152,119	163,509
Accrued self-insured claims	35,624	33,085
Deferred tax liabilities, net non-current	16,767	19,316
Other liabilities	8,178	1,322
Non-current liabilities of discontinued operations	565	649
Stockholders’ Equity	454,599	444,631

Total	$788,418	$789,764

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 26,	January 27,	January 26,	January 27,
	2008	2007	2008	2007
	(In 000’s, except per share amounts)
Contract revenues	$284,758	$258,293	$614,430	$528,846

Cost of earned revenues, excluding depreciation and amortization	247,906	210,771	509,218	428,536
General and administrative expenses (1)	22,315	21,395	47,923	43,074
Depreciation and amortization	16,910	14,142	32,957	26,637

Total	287,131	246,308	590,098	498,247

Interest income	171	234	381	627
Interest expense	(3,566)	(3,953)	(7,122)	(7,710)
Other income, net	798	1,129	2,370	1,624

Income (loss) from continuing operations before income taxes	(4,970)	9,395	19,961	25,140

Provision (benefit) for income taxes	(1,837)	3,747	7,837	9,966

Income (loss) from continuing operations	(3,133)	5,648	12,124	15,174

Loss from discontinued operations, net of tax (2)	(93)	(63)	(422)	(29)

Net income (loss)	$(3,226)	$5,585	$11,702	$15,145

Earnings (loss) per common share — Basic:

Income (loss) from continuing operations	$(0.08)	$0.14	$0.30	$0.38
Loss from discontinued operations	—	—	(0.01)	—

Net income (loss)	$(0.08)	$0.14	$0.29	$0.38

Earnings (loss) per common share — Diluted:

Income (loss) from continuing operations	$(0.08)	$0.14	$0.30	$0.37
Loss from discontinued operations	—	—	(0.01)	—

Net income (loss)	$(0.08)	$0.14	$0.28	$0.37

Shares used in computing earnings (loss) per common share:
Basic	40,799,664	40,295,932	40,759,267	40,253,498

Diluted	40,799,664	40,599,162	41,073,223	40,553,092

Earnings per share amounts may not add due to rounding.

(1)	Includes stock-based compensation expense of $1.0 million and $3.2 million for the three and six months ended January 26, 2008, respectively, and $1.6 million and $3.3 million for the three and six months ended January 27, 2007, respectively.

(2)	The Company discontinued the operations of one of its subsidiaries in fiscal 2007 and has reported those results separately as discontinued operations in the financial statements for all periods presented.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 26,	January 27,	January 26,	January 27,
	2008	2007	2008	2007
	(In 000’s, except per share amounts)
Item:
Charge for wage and hour litigation	$(7,591)	$—	$(7,591)	$—

GAAP income (loss) from continuing operations	$(3,133)	$5,648	$12,124	$15,174
Adjustment for item above, net of tax	4,597	—	4,597	—

Non-GAAP income from continuing operations	$1,464	$5,648	$16,721	$15,174

Earnings (loss) per common share from continuing operations:

Basic earnings (loss) per share from continuing operations — GAAP	$(0.08)	$0.14	$0.30	$0.38
Adjustment for item above	0.11	—	0.11	—

Basic earnings per share from continuing operations — Non-GAAP (1)	$0.04	$0.14	$0.41	$0.38

Diluted earnings (loss) per share from continuing operations — GAAP	$(0.08)	$0.14	$0.30	$0.37
Adjustment for item above	0.11	—	0.11	—

Diluted earnings per share from continuing operations- Non-GAAP (1)	$0.04	$0.14	$0.41	$0.37

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for item above:

Basic	40,799,664	40,295,932	40,759,267	40,253,498

Diluted	40,799,664	40,599,162	41,073,223	40,553,092

Shares used in computing Non-GAAP earnings per common share from continuing operations:

Basic	40,799,664	40,295,932	40,759,267	40,253,498

Diluted	41,106,655	40,599,162	41,127,577	40,553,092

(1)	Amounts may not add due to rounding.

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